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                                                                      Exhibit 25

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                      ____________________________________

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      ____________________________________

                               FIRSTAR BANK, N.A.
              (Exact name of Trustee as specified in its charter)


A National Banking Association                41-0122055
(State of incorporation if not                (IRS Employer Identification No.)
     a national bank)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                           55101
(Address of principal executive offices)      (Zip Code)


                               FIRSTAR BANK, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota  55101
                                 (651) 229-2600
        (Exact name, address and telephone number of agent for service)

                      ___________________________________

                                TRITEL PCS, INC.
                                  TRITEL, INC.
                          TRITEL COMMUNICATIONS, INC.
                              TRITEL FINANCE, INC.

     Delaware                                 64-0896438
     Delaware                                 64-0896417
     Delaware                                 64-0896042
     Delaware                                 64-0896439
(State of incorporation or other              (IRS Employer Identification No.)
       jurisdiction)

1010 N. Glebe Road
Suite 800
Arlington, Virginia                           22201
(Address of principal executive offices)      (Zip Code)

                               _________________

                   10-3/8% Senior Subordinated Notes due 2011
                        (Title of Indenture Securities)
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Item 1.  General Information.  Furnish the following information as to the
         -------------------
         trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                         Comptroller of the Currency
                         Treasury Department
                         Washington, DC

                         Federal Deposit Insurance Corporation
                         Washington, DC

                         The Board of Governors of the Federal Reserve System Washington, DC

         (b)    The Trustee is authorized to exercise corporate trust powers.


                                    GENERAL

Item 2.  Affiliations with Obligor and Underwriters.  If the obligor or any
         ------------------------------------------
         underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None
         See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the
           ---------------------------------------------------------------------
obligor is not in default under any Indenture for which the Trustee acts as
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Trustee.
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Item 16. List of Exhibits.  Listed below are all the exhibits filed as a part
         ----------------
         of this statement of eligibility and qualification. Exhibits 1-4 and 7 are incorporated by reference from filing 333-48849.

         Exhibit 1. Copy of Articles of Association of the trustee now in effect.

         Exhibit 2.    a.  A copy of the certificate of the Comptroller of
                           Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N. A. to act as fiduciary.

                       b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

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        Exhibit 4.  Copy of the By-Laws of the trustee as now in effect.

        Exhibit 5.  Copy of each Indenture referred to in Item 4.

        Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

        Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 7th day of February, 2001.


                                FIRSTAR BANK, N.A.,

(Seal)

                                By  /s/ Frank P. Leslie III
                                   -------------------------------------
                                Name:  Frank P. Leslie III
                                Title: Vice President


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                                   EXHIBIT 6


                                    CONSENT


     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 7, 2001

                                        FIRSTAR BANK, N.A.,


                                        By  /S/ Frank P. Leslie III
                                           -------------------------------------
                                        Name:  Frank P. Leslie III
                                        Title: Vice President